Exhibit 14.1

ALTERNUS CLEAN ENERGY INC.

Code of Conduct for Business and Ethics

1

Table of Contents

Introduction	3
Chief Executive Officer Statement	3
Our Mission	4
Our Vision	4
Purpose	4
Ethics	4
Human Rights	5
Safety and the Environment	5
Culture and Communication	6
Conflicts of Interest	6
Equal Employment Opportunity	7
Loyalty	7
Kickbacks and Gratuities	7
Generally Accepted Accounting Principles (GAAP)	8
Improper Influence on Conduct of Audits	8
Insider Trading and Selective Disclosure	8
Confidential Information	9
Team Member Privacy	9
Computing Resources, Email, and the Internet	9
Political Activities	9
Drugs and Alcohol	10
Anti-Trust	10
Timeliness	10
Compliance Procedures	10
Code of Conduct Review	11
Conclusion	11

2

Introduction

Alternus Clean Energy Inc. (“Alternus”, or the “Company”) has developed a culture that focuses on an environment of integrity, trust, transparency, and respect. Our Code of Conduct for Business and Ethics (‘‘Code of Conduct’’) has been created to guide our team members, contractors, suppliers and relevant third parties on how we as a Company conduct our business. It has been curated to meet or exceed the legislation and standards set by the relevant regulatory bodies and to align with internationally recognized standards such as, but not limited to, the UN Guiding Principles on Business and Human Rights and the OECD Guidelines for Multinational Enterprises.

As a transatlantic clean energy independent power producer (IPP) we understand our impact on the environment and the importance of people. We are committed to creating an organisation that holds true to our values, mission, and vision.

As a global corporate citizen we are dedicated to the highest levels of integrity in our operations to encourage diversity, equity, and equality across our organisation. We will exercise the principles of our mission statement to commit to change and to foster an open, transparent, and ethical environment.

Chief Executive Officer Statement

Ethics and integrity are the cornerstones of our success. This Code of Conduct not only outlines our commitment to these principles but also reinforces our dedication to conducting business in a responsible and ethical manner.

At Alternus we recognize that our actions have far-reaching consequences, impacting not only our team members, shareholders, and clients but also the communities we serve and the world at large. Our commitment to ethical conduct is not just a moral imperative; it is a strategic imperative that underpins our long-term sustainability and growth.

This Code of Conduct represents more than just words on paper; it is a pledge we make to ourselves and to all stakeholders. It is a commitment to uphold the highest standards of honesty, fairness, and respect in every aspect of our operations. It serves as a guidepost for our team, reminding them of the values that define our corporate culture and the behaviors expected of them.

In this Code of Conduct, you will find guidelines and principles that touch upon a wide array of topics, from conflicts of interest and financial integrity to workplace diversity and environmental stewardship. These principles reflect our core values and the ethical compass that should guide our decisions and actions.

A Code of Conduct is not static; it evolves with us as we adapt to changing business landscapes and societal expectations. It is a living document that will require continuous attention, reflection, and improvement. We must hold ourselves accountable for our actions and strive for continual growth in the pursuit of ethical excellence.

As we embark on this journey, I call upon each and every team member to embrace this Code of Conduct as your own. Let it be a source of inspiration and guidance in all your interactions, both within our organisation and in your dealings with external partners. Let us work together to foster a culture of trust, integrity, and accountability that sets us apart as a beacon of ethical leadership in our industry.

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I have utmost confidence in our collective ability to live up to these high standards, and I am excited about the positive impact we can make in the world by upholding these principles. Thank you for your commitment to our shared vision of a more sustainable, better and more ethical future.

Our Mission

Delivering a sustainable future of renewable power with people and planet in harmony

We think globally and act locally working towards a clean energy future by developing, installing, and operating renewable assets across America and Europe that positively benefits both biodiversity and our business while creating value for society as a whole.

We are committed to the highest levels of integrity in our operations and with our partnerships to encourage diversity, equity and inclusion across our industry. We believe economic, social, and climate benefits are not mutually exclusive. Therefore, along with financial returns, we offer investors and stakeholders the opportunity to choose a better future today.

Our Vision

Become a leading provider of 24/7 clean energy

Our vision is to provide our future generations with a cleaner, more sustainable world. Our flexible structure and entrepreneurial ethos enable us to accelerate this journey as we strive forward in service of our long-term vision of a greener future. Our intention is to reach this destination through sustainable means, protecting the planet as well as powering it.

Purpose

This Code of Conduct applies to all members of the Company, including directors, officers and team members. It has been curated to provide guidance to all individuals on appropriate conduct within the Company encompassing policies, procedures and laws that help us operate as an ethical organisation. It provides the principles necessary to support our people within their role, whilst upholding our core values.

Failure to adhere to the Code of Conduct, may result in disciplinary action, including termination of employment. Our Company handbooks outline the relevant disciplinary procedures.

Ethics

Alternus expects that our people will undertake their roles with uncompromising honesty and integrity. Our ethical principles center on the pursuit of what is morally correct, adhering to proper procedures, and taking a stand against anything that challenges our ethical values. In particular our leadership team is committed and has a duty to promote ethical business and exhibit the values we aim to uphold as an organisation of integrity, trust, transparency and respect.

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We have an expectation that our people will be honest and ethical in dealing with all internal and external stakeholders. Each person should engage with fellow team members and third parties with respect. We must conduct ourselves as an organisation and individuals free from discrimination, libel, slander, or harassment. Everyone we engage with must be afforded equal opportunity, regardless of age, race, sex, sexual preference, color, creed, gender, nationality, marital or civil status, veteran status, or disability.

As a Company we have curated an open-door policy, where our people can feel free to engage with senior management, should they encounter an instance of unethical conduct. Should a member of our team report on an instance of unethical conduct, our senior management team should engage in the process outlined in our relevant handbook. As an organisation we also have a Whistleblowing Policy, which outlines the process, should a team member feel the need to escalate the instance of unethical conduct.

A team member that believes they have discovered a matter that appears to be in violation of the Code of Conduct has a duty to report the matter. This matter may be reported to the team member’s manager or other management level personnel.

Human Rights

As a responsible global corporate citizen, we are committed to respecting and upholding internationally recognized human rights such as the International Bill of Human Rights and related conventions and labor standards such as those outlined in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work.

We recognize the inherent dignity and worth of every individual, and we strive to ensure that our actions promote and project human rights wherever we operate. All members of the Company should become familiar with our forthcoming Human Rights Commitment Statement scheduled for publication in Q1 2024. This statement will be rooted in our core values and mission to deliver a sustainable future of renewable power with people and planet in harmony.

Safety and the Environment

The Company is committed to creating a safe and compliant work environment for all team members and aim to remain fully compliant with all safety and environmental regulations and legislation and international standards in the countries in which we operate.

We have Health and Safety policies in place across the organisation to ensure that we are actively managing the health and safety of all of our team members.

As care takers of the planet, we are committed to creating policy and establishing standards to safeguard our environment. Our dedicated Chief Sustainability Officer is collaborating across the organisation to monitor and implement continuous improvement plans when it comes to ESG and sustainability.

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As a Company specializing in renewable energy, we recognize our responsibility to ensure we are protecting our people and the planet.

Culture and Communication

In order to enhance our Company culture across the Company and to ensure that we are maintaining the highest possible standards regarding business and ethics, the way in which we communicate and engage with each other as team members is vital. The company prides itself on its open-door policy between team members and senior management, in order to create an open and transparent organisation.

We can only grow and succeed as an organisation if each team member takes responsibility for their own actions and remains responsible for their ethical decisions. The leadership should set an example through their conduct business. They should ensure that they remain approachable and are actively communicating with members of the Company.

Our interactions with one another should consistently uphold a standard of respect. Within our diverse Company, we encompass various nationalities, cultures and personalities. To foster transparency and effective communication, it is essential that we approach our interactions with team members respectfully while being considerate of one another’s perspectives.

We have a number of policies in place across the Company that support a positive work environment and culture. Team members should refer to their Company Handbook and become familiar with the policies of the Company.

Conflicts of Interest

A conflict of interest may arise when personal interests clash with ethical, financial, or other responsibilities. The way we as individuals and as an organisation operate impacts our reputation and the trust of all stakeholders and investors. By recognizing conflicts of interests and having a policy in place to support our team members, officers, and directors we ensure that the Integrity of the Company is upheld.

As part of our Code of Conduct, every team member, officer, or director must avoid any actual, potential, or perceived conflicts of interest, influence, or relationships that could compromise the organizations best interests.

Team members may not serve as an officer, director, manager, team member or agent of any company that is seen as a competitor, supplier, or client of the organisation.

In their course of employment team members should refrain from pursuing external interests that detract from their ability to effectively focus on organisation matters.

In order to prevent conflicts of interest in relation to financial gain the Company does not provide loans to company officers and directors or assume responsibility for their financial obligations.

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Equal Employment Opportunity

Across the Company we pride ourselves in being an equal opportunity employer. In order to support our commitment for ED&I (Equality, Diversity, and Inclusion) a number of our policies have been curated to support an environment centered on equality. Our handbooks support our mission to be a fair and equitable employer. The Company will not tolerate any form of discrimination or harassment within our organisation and will take all matters relating to discrimination seriously.

All team members of the Company have been appointed to their roles based off their qualifications, experience, industry knowledge and merit. Respect is a right for all team members and we will continuously strive to ensure that we as a Company are upholding the highest standards as employers. It is our responsibility to create a workplace that is safe, equitable and fair for all.

Loyalty

Every team member and director is required to maintain the organization’s loyalty and is prohibited from personally benefiting from any opportunity that rightfully belongs to the organisation.

Kickbacks and Gratuities

The organisation strictly prohibits any team member from engaging in unethical or illegal practices, including accepting or offering payments, gifts, gratuities, or employment to or from vendors, suppliers, contractors, consultants, or government officials in exchange for preferential treatment. Any offers related to kickbacks or gratuities must be promptly reported to internal management.

The Company does not categorize the exchange of modest gifts, such as branded t-shirts etc., occasional lunches, games of golf, or similar gestures with non-government officials as kickbacks, gifts, or gratuities under this policy.

Commonplace activities encompassing modest acts of hospitality, such as lunches or dinners, as well as occasional gifts of minimal value are not considered to exert any influence over financial or business decisions.

While it may be challenging to precisely define what is 'commonplace' or 'modest,' the recommended approach is to exercise sound judgment. If you are presented with anything exceeding a nominal value, it is advisable to consult with your manager.

Activities that verge on excessiveness or become habitual should be avoided. For instance, if receiving a gift or service would lead an impartial observer to believe that it influenced your judgment, it should be considered excessive and declined.

Please refer to our Foreign Corrupt Practices Policy for further information on this topic.

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Generally Accepted Accounting Principles (GAAP)

Generally Accepted Accounting Principles are accounting principles that are considered to have substantial authoritative support. Pronouncements made by the Financial Accounting Standards Board (FASB) are considered GAAP. You can learn more about GAAP and FASB at https://www.fasb.org/. All company records are to be in compliance with Generally Accepted Accounting Principles and Securities and Exchange Commission laws and regulations.

The relevant team members are expected to maintain accurate and reliable corporate records that comply with GAAP, the SEC, and Company policies and procedures.

The CEO, CFO and others identified by the CEO have specific legal obligations to ensure the organisation provides full, fair, accurate, timely, and understandable financial reports and internal controls.

Improper Influence on Conduct of Audits

No officer, director, or any individual acting under their direction shall engage in any fraudulent actions to exert pressure, coerce, manipulate, or deceive any independent public or certified accountant conducting an audit of the organization’s financial statements with the intention of making those financial statements significantly deceptive. Such misconduct encompasses, but is not restricted to, the following examples:

•	Offering or paying bribes or other financial incentives, including offering future employment or contracts for non-audit services;

•	Providing an auditor with an inaccurate or misleading legal analysis;

•	Threatening to cancel or cancelling existing non-audit or audit engagements if the auditor objects to the organization’s accounting;

•	Seeking to have a partner removed from the audit engagement because the partner objects to the organization’s accounting;

•	Blackmailing, and making physical threats.

Insider Trading and Selective Disclosure

Inside information is company information that is not known or disclosed to the public. It is illegal to make stock trades based on inside information (insider trading). Federal securities laws prohibit the buying or selling of stock in the presence of “inside information”.

Directors, officers and team members may not engage in the trading of company stock or advise others on the trading of company stock on the basis of, or in the presence of, inside information.

Directors, officers and team members may also not engage in “selective disclosure” with individuals who may benefit from, or may advise others to benefit from, the disclosure.

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Please refer to our Inside Information Policy for further information on this topic.

You can learn more about Securities and Exchange Commission Final Rule:

Selective Disclosure and Insider Trading at: https://www.sec.gov/rule-release/33-7881

Confidential Information

Core values for the Company are trust and integrity, and it is expected that these values are upheld in the conduct of business within the organisation.

Members of the Company, including team members and directors have access to certain confidential or proprietary information, which they are not prohibited to divulge without expressed authorisation by the Chief Executive Officer.

Team Member Privacy

The organisation is dedicated to safeguarding the privacy of its team members, including the data it holds. Team member data will be utilized to facilitate operations, administer benefits, and adhere to legal requirements. The Company, along with all team members, is required to adhere to all relevant data protection laws, regulations, and Company policies.

Computing Resources, Email, and the Internet

Company provided internet related services, including mobile phones, are to be used for company business. All information on the organization’s computer systems, including electronic mail, is the property of the Company. Management may inspect and disclose company property; this includes the contents of electronic messages. Therefore, personal information should not be stored on any company device.

The use of company resources to access or transmit illegal or offensive content, or to offend, harass or bully others is strictly prohibited.

Team members should refer to the relevant handbook to better understand our Internet code of conduct.

Political Activities

The organisation defines itself as a politically neutral organisation. Consequently, no company funds or assets shall be donated or utilized to influence any election without prior approval from the organizations Board of Directors.

This policy does not restrict the Company from participating in trade or special interest organizations.

Please refer to our Anti-Corruption Policy for further information.

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Drugs and Alcohol

We are committed to protecting the safety, health and well-being of all stakeholders in our workplace and at any company-sponsored activity. All team members should be aware that the use of illegal drugs is strictly prohibited.

The use of alcohol during work is also prohibited in order to promote a healthy, safe, and positive working environment. All team members should be cautious of the alcohol that they consume at events, as the over consummation of alcohol can lead to inappropriate behavior and is a safety concern to others.

Each handbook outlines guidelines for appropriate conduct for team members in regards to drug and alcohol use. Team members should ensure they are familiar with this policy.

Anti-Trust

Any planning or acting together with competitors about the nature, extent, or means of competition is a violation of Company policy and anti-trust laws. This includes, but is not limited to, price fixing, sales or production quotas, geographic competition, and boycotts.

Timeliness

In order to ensure that we are meeting our obligations as a Company we expect project timelines, tasks, and responsibilities to be carried out in a timely manner by all team members.

If as a team member you feel as though you are struggling to adhere to and meet deadlines, we would encourage you to speak with your reporting manager, so we can better support you and your role.

Compliance Procedures

General business-related concerns regarding a violation or breach of the Code of Conduct and other company policies can be reported directly to the reporting line that you might have within our organisation i.e. your manager or other management level employees

Should a person feel uncomfortable making an internal disclosure or complaint, they are encouraged to consult our Whistleblowing Policy. Within this Policy there is a mechanism for reporting violations anonymously by getting in contact with the Audit Committee Chair or the Chief Legal Officer at:

Role: Audit Committee Chair

Name: Tone Bjornov

Address: Alternus Clean Energy Inc., 360 Kingsley Park Drive, Suite 250 Fort Mill South Carolina, 29715 United States

Email: tb@alternusenergy.com

Role: Chief Legal Officer

Name: Taliesin Durant

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Address: Alternus Clean Energy Inc., 360 Kingsley Park Drive, Suite 250 Fort Mill South Carolina, 29715 United States

Email: td@alternusenergy.com

Reporting may be anonymous. No team member will be subject to retaliation, discrimination, or other adverse treatment for reporting known or suspected violations of this and other policies and procedures.

Each year, company officers are required to state in writing that they have no knowledge of material violations to this and other policies other than those that may have been previously reported, if any.

As part of its regular auditing procedures, the Company’s Audit and Disclosure committee will periodically review internal policies and procedures and report their finding to executive management.

The Company’s external auditors are also expected to report in writing any known or suspected violations of this and other policies.

Code of Conduct Review

This Code of Conduct will be reviewed periodically to ensure its effectiveness and compliance with relevant laws, regulations and internationally recognized standards.

Conclusion

In summary our Code of Conduct serves as a guiding light for our organisation. It reflects our commitment to responsible, sustainable and ethical business practices. By adhering to these principles, we ensure that not only do we excel in the renewable energy sector, but we also positively contribute to society and the environment. Together we empower our team to thrive in an atmosphere of integrity, transparency and respect fostering trust amongst our stakeholders and building a brighter, cleaner future for all.

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1

Table of Contents

Introduction	3
Chief Executive Officer Statement	3
Our Mission	4
Our Vision	4
Purpose	4
Ethics	4
Conflicts Of Interest	5
Kickbacks And Gratuities	6
Generally Accepted Accounting Principles (Gaap)	6
Improper Influence On Conduct Of Audits	7
Insider Trading And Selective Disclosure	7
Confidential Information	8
Political Activities	8
Accurate Periodic Reports	8
Timeliness	8
Compliance Procedures	9
Code Of Ethics For Principal Executive Officers And Senior Finance Personnel Review	10
Conclusion	10

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Introduction

Alternus Clean Energy Inc. (“Alternus”, or the “Company”) has developed a culture that focuses on an environment of integrity, trust, transparency, and respect. Our Code of Conduct for Business and Ethics (‘‘Code of Conduct’’) has been created to guide our team members, contractors, suppliers and relevant third parties on how we as a Company conduct our business. This Code of Ethics for Principal Executive Officers and Senior Finance Personnel has been developed to support our ‘Code of Conduct’. This policy has been created to help guide those in the organization that hold a Leadership or Senior Finance position. We recognize that it is the responsibility of the Leadership and Senior Finance Personnel to demonstrate strong ethical working standards, and to harness an environment of honesty and transparency in the way in which we conduct ourselves at this level. By putting in place high standards of operating we exemplify the type of working environment we expect within our organization.

This document has been curated to meet or exceed the legislation and standards set by the relevant regulatory bodies and to align with internationally recognized standards such as, but not limited to, the UN Guiding Principles on Business and Human Rights and the OECD Guidelines for Multinational Enterprises.

As a transatlantic clean energy independent power producer (IPP) we understand our impact on the environment and the importance of people. We are committed to creating an organization that holds true to our values, mission, and vision.

Chief Executive Officer Statement

The way in which we conduct ourselves in how we practice our business is in direct correlation with the high standard of ethics that we have instilled within our organization. This policy has been created with the idea that it will support our existing Code of Conduct; an important policy that was created to provide guidance to the members of our organization on how vital ethics are, and that we operate with honesty, transparency, and integrity at the core of our business.

Business standards are set by the leaders of an organization. It is our responsibility to not only demonstrate to our team members the importance of operating ethically, but to instill strong working practices within each of our departments. Those in the organization with Senior Finance responsibilities have an obligation to report on our financial position accurately and honestly. As the CEO I respect each individual with this responsibility and encourage them to remain confident in their position to come forward with any concerns they might have.

It is important to me that as an organization we are operating under the knowledge that we are ethically doing the right thing. We have a responsibility to our team members, investors, suppliers and engaged third parties to have a sustainable and safe working environment and practices. This policy along with our Code of Conduct clearly iterates our position as a Company. it is now our responsibility to ensure this is a living document that is consistently reviewed and updated to ensure that we are abiding by best practice and that we are respecting the ethos set forward in our mission and vision statements.

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Our Mission

Delivering a sustainable future of renewable power with people and planet in harmony

We think globally and act locally working towards a clean energy future by developing, installing, and operating renewable assets across America and Europe that positively benefits both biodiversity and our business while creating value for society as a whole.

We are committed to the highest levels of integrity in our operations and with our partnerships to encourage diversity, equity and inclusion across our industry. We believe economic, social, and climate benefits are not mutually exclusive. Therefore, along with financial returns, we offer investors and stakeholders the opportunity to choose a better future today.

Our Vision

Become a leading provider of 24/7 clean energy

Our vision is to provide our future generations with a cleaner, more sustainable world. Our flexible structure and entrepreneurial ethos enable us to accelerate this journey as we strive forward in service of our long-term vision of a greener future. Our intention is to reach this destination through sustainable means, protecting the planet as well as powering it.

Purpose

This Code of Ethics for Principal Executive Officer and Senior Finance Personnel applies to those who hold a Leadership position within the organization and those responsible for the accounting function within the organization at a Senior Finance Personnel level.

This document has been curated in conjunction with our Code of Conduct to provide guidance to Officers of the Company on appropriate and expected conduct within the organization, encompassing policies, procedures and laws that help us operate as an ethical and honest organization.

Failure to adhere to this policy, along with the Code of Conduct, may result in disciplinary action, including termination of employment. Our Company handbooks outline the relevant disciplinary procedures.

Ethics

Alternus expects that our people will undertake their roles with uncompromising honesty and integrity. Our ethical principles center on the pursuit of what is morally correct, adhering to proper procedures, and taking a stand against anything that challenges our ethical values. In particular our leadership team is committed and has a duty to promote ethical business and exhibit the values we aim to uphold as an organization of integrity, trust, transparency and respect.

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We have an expectation that our people will be honest and ethical in dealing with all internal and external stakeholders. Each person should engage with fellow team members and third parties with respect. We must conduct ourselves as an organization and individuals free from discrimination, libel, slander, or harassment. Everyone we engage with must be afforded equal opportunity, regardless of age, race, sex, sexual preference, color, creed, gender, nationality, marital or civil status, veteran status, or disability.

As a Company we have curated an open-door policy, where our people can feel free to engage with senior management, should they encounter an instance of unethical conduct. Should a member of our team report on an instance of unethical conduct, our senior management team should engage in the process outlined in our relevant handbook. As an organization we also have a Whistleblowing Policy, which outlines the process, should a team member feel the need to escalate the instance of unethical conduct.

A team member that believes they have discovered a matter that appears to be in violation of this Code or our Code of Conduct has a duty to report the matter. This matter may be reported to the team member’s manager or other management level personnel.

Conflicts of Interest

A conflict of interest may arise when personal interests clash with ethical, financial, or other responsibilities. The way we as individuals and as an organization operate impacts our reputation and the trust of all stakeholders and investors. By recognizing conflicts of interests and having a policy in place to support our team members, officers, and directors we ensure that the Integrity of the Company is upheld.

As part of our Code of Conduct, every team member, officer, or director must avoid any actual, potential, or perceived conflicts of interest, influence, or relationships that could compromise the organizations best interests. This Code of Ethics for Principal Executive Officers and Senior Finance Personnel requires an additional layer of responsibility to be upheld by these individuals. As leaders within the organization and individuals with access to important financial information, it is paramount that these individuals have a high standard of integrity and practice their business with honesty and transparency.

For avoidance of doubt and to provide guidance the below examples would constitute a conflict of interest:

•	Cause the organization to engage in business transactions with relatives or friends:

•	Use non-public business, client, or vendor information for personal gain by you, relatives or friends (including securities transactions based on such information);

•	Have more than a modest financial interest in the organization’s vendors, clients or competitors;

•	Receive a loan, or guarantee of obligations, from the organization, or a third party as a result of your position;

•	Compete, or prepare to compete, with the organization whilst still employed by Alternus;

•	There are a variety of other situations in which a conflict of interest may arise. If you have concerns about any situation, follow the steps outlined in the Section on "Reporting Violations."

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As Alternus Principal Executive Officers or Senior Finance Personnel, it is imperative that you avoid any investment, interest or association that interferes, might interfere, or might appear to interfere, with your independent exercise of judgment in the organization’s best interests. Engaging in any conduct that represents a conflict of interest is strictly prohibited.

Principal Executive Officers and Senior Finance Personnel may not serve as an officer, director, manager, team member or agent of any company that is seen as a competitor, supplier, or client of the organization.

In their course of employment Principal Executive Officers and Senior Finance Personnel should refrain from pursuing external interests that detract from their ability to effectively focus on organization matters.

In order to prevent conflicts of interest in relation to financial gain the Company does not provide loans to company officers and directors or assume responsibility for their financial obligations.

Kickbacks and Gratuities

The organization strictly prohibits any team member from engaging in unethical or illegal practices, including accepting or offering payments, gifts, gratuities, or employment to or from vendors, suppliers, contractors, consultants, or government officials in exchange for preferential treatment. Any offers related to kickbacks or gratuities must be promptly reported to internal management.

The Company does not categorize the exchange of modest gifts, such as branded t-shirts etc., occasional lunches, games of golf, or similar gestures with non-government officials as kickbacks, gifts, or gratuities under this policy.

Commonplace activities encompassing modest acts of hospitality, such as lunches or dinners, as well as occasional gifts of minimal value are not considered to exert any influence over financial or business decisions.

While it may be challenging to precisely define what is 'commonplace' or 'modest,' the recommended approach is to exercise sound judgment. If you are presented with anything exceeding a nominal value, it is advisable to consult with your manager.

Activities that verge on excessiveness or become habitual should be avoided. For instance, if receiving a gift or service would lead an impartial observer to believe that it influenced your judgment, it should be considered excessive and declined.

Please refer to our Foreign Corrupt Practices Policy for further information on this topic.

Generally Accepted Accounting Principles (GAAP)

Generally Accepted Accounting Principles are accounting principles that are considered to have substantial authoritative support. Pronouncements made by the Financial Accounting Standards Board (FASB) are considered GAAP. You can learn more about GAAP and FASB at https://www.fasb.org/. All company records are to be in compliance with Generally Accepted Accounting Principles and Securities and Exchange Commission laws and regulations.

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The relevant team members are expected to maintain accurate and reliable corporate records that comply with GAAP, the SEC, and Company policies and procedures.

The Chief Executive Officer, Chief Financial Officer and others identified by the Chief Executive Officer have specific legal obligations to ensure the organization provides full, fair, accurate, timely, and understandable financial reports and internal controls.

Improper Influence on Conduct of Audits

No officer, director, or any individual acting under their direction shall engage in any fraudulent actions to exert pressure, coerce, manipulate, or deceive any independent public or certified accountant conducting an audit of the organization’s financial statements with the intention of making those financial statements significantly deceptive. Such misconduct encompasses, but is not restricted to, the following examples:

•	Offering or paying bribes or other financial incentives, including offering future employment or contracts for non-audit services;

•	Providing an auditor with an inaccurate or misleading legal analysis;

•	Threatening to cancel or cancelling existing non-audit or audit engagements if the auditor objects to the organization’s accounting;

•	Seeking to have a partner removed from the audit engagement because the partner objects to the organization’s accounting;

•	Blackmailing, and making physical threats.

Insider Trading and Selective Disclosure

Inside information is company information that is not known or disclosed to the public. It is illegal to make stock trades based on inside information (insider trading). Federal securities laws prohibit the buying or selling of stock in the presence of “inside information”.

Directors, officers and team members may not engage in the trading of company stock or advise others on the trading of company stock on the basis of, or in the presence of, inside information.

Directors, officers and team members may also not engage in “selective disclosure” with individuals who may benefit from, or may advise others to benefit from, the disclosure.

Please refer to our Inside Information Policy for further information on this topic.

You can learn more about Securities and Exchange Commission Final Rule:

Selective Disclosure and Insider Trading at: https://www.sec.gov/rule-release/33-7881

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Confidential Information

Core values for the Company are trust and integrity, and it is expected that these values are upheld in the conduct of business within the organization.

Members of the Company, including team members and directors have access to certain confidential or proprietary information, which they are not prohibited to divulge without expressed authorisation by the Chief Executive Officer.

Political Activities

The organization defines itself as a politically neutral organization. Consequently, no company funds or assets shall be donated or utilized to influence any election without prior approval from the organizations Board of Directors.

This policy does not restrict the Company from participating in trade or special interest organizations.

Please refer to our Anti-Corruption Policy for further information.

Accurate Periodic Reports

There are certain reporting obligations that are pertinent to operating companies. Full, fair, accurate, timely and understandable disclosures in the organizations periodic reports is a legal requirement and is also essential to the success and integrity of the business. The highest standard of care should be upheld in regard to these obligations.

Reports should be prepared following the below guidelines, along with the reporting and accounting guidelines and procedures that are currently in place within the organization. If you are unfamiliar with these procedures, please contact a member of the Senior Leadership Team so that they can best support you.

•	All accounting records, as well as reports produced from those records, must be in accordance with the laws of each applicable jurisdiction.

•	All records must fairly and accurately reflect the transactions or occurrences to which they relate.

•	All records must fairly and accurately reflect, in reasonable detail, assets, liabilities, revenues and expenses.

•	Accounting records must not contain any false or intentionally misleading entries.

•	No transactions should be intentionally misclassified as to accounts, departments, or accounting periods.

•	All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

•	No information should be concealed from the internal auditors or the independent auditors.

•	Compliance with system of internal accounting controls is required.

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Timeliness

In order to ensure that we are meeting our obligations as a Company we expect project timelines, tasks, and responsibilities to be carried out in a timely manner by all team members.

There are certain reporting obligations that must be conducted within a certain timeframe when it comes to accounting practices. It is imperative that we as an organization are meeting these deadlines and are delivering working of a high standard to the relevant reporting bodies. The reports submitted should be an accurate reflection of the business and stay true to the requirements of the aforementioned reporting body.

If as a team member you feel as though you are struggling to adhere to and meet deadlines, we would encourage you to speak with your reporting manager, so we can better support you and your role.

Compliance Procedures

General business-related concerns regarding a violation or breach of the Code of Conduct, this Code of Ethics for Principal Executive Officers and Senior Finance Personnel, and other Company policies can be reported directly to the reporting line that you might have within our organization i.e. your manager or other management level employees.

Should a person feel uncomfortable making an internal disclosure or complaint, they are encouraged to consult our Whistleblowing Policy. Within this Policy there is a mechanism for reporting violations anonymously by getting in contact with the Audit Committee Chair or the Chief Legal Officer at:

Role: Audit Committee Chair

Name: Tone Bjornov

Address: Alternus Clean Energy Inc., 360 Kingsley Park Drive, Suite 250 Fort Mill South Carolina, 29715 United States

Email: tb@alternusenergy.com

Role: Chief Legal Officer

Name: Taliesin Durant

Address: Alternus Clean Energy Inc., 360 Kingsley Park Drive, Suite 250 Fort Mill South Carolina, 29715 United States

Email: td@alternusenergy.com

Reporting may be anonymous. No team member will be subject to retaliation, discrimination, or other adverse treatment for reporting known or suspected violations of this and other policies and procedures.

Each year, company officers are required to state in writing that they have no knowledge of material violations to this and other policies other than those that may have been previously reported, if any.

As part of its regular auditing procedures, the Company’s Audit and Disclosure committee will periodically review internal policies and procedures and report their finding to executive management.

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The Company’s external auditors are also expected to report in writing any known or suspected violations of this and other policies.

Code of Ethics for Principal Executive Officers and Senior Finance Personnel Review

This Code of Conduct will be reviewed periodically to ensure its effectiveness and compliance with relevant laws, regulations and internationally recognized standards.

Conclusion

In summary our Code of Ethics for Principal Executive Officers and Senior Finance Personnel, in conjunction with our Code of Conduct serves as a guiding light for our organization and those in a leadership position. It reflects our commitment to responsible, sustainable and ethical business practices. By adhering to these principles, we ensure that not only do we excel in the renewable energy sector, but we also positively contribute to society and the environment. Together we empower our team to thrive in an atmosphere of integrity, transparency and respect fostering trust amongst our stakeholders and building a brighter, cleaner future for all.

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